EXHIBIT 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

SOLITARIO RESOURCES CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.01 par value	Rule 457(o)	(1)	(2)	(2)	-	(2)
	Equity	Preferred stock, $0.01 par value	Rule 457(o)	(1)	(2)	(2)	-	(2)
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)	-	(2)
	Other	Warrants	Rule 457(o)	(1)	(2)	(2)	-	(2)
	Other	Rights	Rule 457(o)	(1)	(2)	(2)	-	(2)
	Other	Units	Rule 457(o)	(1)	(2)	(2)	-	(2)
	Unallocated (Universal Shelf)	n/a	Rule 457(o)	N/A	Unallocated (Universal Shelf) (2)	$16,000,000 (2)	0.0001476	$2,361.60
Fees Previously Paid	-	-	-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, $0.01 par value	Rule 415(a)(6)	-	-	(2)	-		S-3	333-249129	October 8, 2020	-
	Equity	Preferred stock, $0.01 par value	Rule 415(a)(6)	-	-	(2)	-		S-3	333-249129	October 8, 2020	-
	Debt	Debt Securities	Rule 415(a)(6)	-	-	(2)	-		S-3	333-249129	October 8, 2020	-
	Other	Warrants	Rule 415(a)(6)	-	-	(2)	-		S-3	333-249129	October 8, 2020	-
	Other	Rights	Rule 415(a)(6)	-	-	(2)	-		S-3	333-249129	October 8, 2020
	Other	Units	Rule 415(a)(6)	-	-	(2)			S-3	333-249129	October 8, 2020	-
	Unallocated (Universal Shelf)	(3)	Rule 415(a)(6)	N/A	Unallocated (Universal Shelf)	$7,984,322 (3)	0.0001298	-				$1,037
Total Offering Amounts						$16,000,000 (3)		$1,324.60
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$1,324.60

(1)

The amount to be registered consists of up to $16,000,000 of an indeterminate amount of each security class listed in Table 1. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock or preferred stock that may become issuable as a result of any stock split, stock dividend or similar transaction.

(2)

The proposed maximum aggregate offering price per class of securities will be determined from time to time by the registrant in connection with, and at the time of, issuance by the registrant of the securities registered hereunder, and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(3)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the rules and regulations under the Securities Act and based upon the maximum aggregate offering price of all securities being registered. The registrant filed a registration statement on Form S-3 (No. 333-917225), which was filed on May 8, 2020 and declared effective on October 8, 2020 (the “2020 Registration Statement”), registering an indeterminate number or amount of common stock, preferred stock, debt securities, warrants, rights and units having an aggregate initial offering price of $12,000,000. Of the $12,000,000 of securities covered by the 2020 Registration Statement, $7,984,322 remains unsold as of the date of filing this registration statement (the “Unsold Securities”). The registrant paid a filing fee of $1,558 (calculated at the filing fee rate in effect at the time of the filing of the 2020 Registration Statement) related to the Unsold Securities. Pursuant to Rule 415(a)(6), the filing fee applicable to the Unsold Securities is hereby carried forward to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.